Exhibit 23.1

                      INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-3 of our report dated
February 25, 1999, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
April 27, 1999